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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2022

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.Results of Operations and Financial Condition.

Precision BioSciences, Inc. (the “Company”) reported today that it had cash and cash equivalents of approximately $121 million as of May 31, 2022. This estimate is unaudited and does not present all information necessary for an understanding of the Company’s financial condition as of such date. The Company’s management believes that, as of June 8, 2022, existing cash and cash equivalents, expected operational receipts, and available credit will be sufficient to fund its operating expenses and capital expenditure requirements into mid-2023.

Item 7.01.Regulation FD Disclosure.

On June 8, 2022, the Company issued a press release to provide an update on its allogenic CAR T programs. A copy of the press releases is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

As described in the accompanying press release, the Company will host a live webcast today, Wednesday, June 8, 2022 at 8:00 a.m., Eastern Time, to review its ongoing allogeneic chimeric antigen receptor T cell (“CAR T”) programs. The dial-in conference call numbers for domestic and international callers are (866) 996-7202 and (270) 215-9609, respectively. The conference ID number for the call is 5754683. Participants may access the live webcast, and accompanying presentation materials, as well as the archived webcast on the Company’s website in the Investors section under Events & Presentations: https://investor.precisionbiosciences.com/events-and-presentations.

The information in this Item 7.01 (including Exhibit 99.1) of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.Other Events.

On June 8, 2022, the Company issued a press release to announce program updates across its allogeneic CAR T pipeline, including new interim data for the Company’s Phase 1/2a clinical study of PBCAR0191, a potential allogeneic CD19 CAR T therapy for the autologous CAR T relapsed patient population with aggressive lymphomas. The Company also shared updates on its PBCAR19B and PBCAR269A candidates in development as potential allogeneic CAR T therapies for relapsed/refractory (“R/R”) patients with non-Hodgkin lymphoma (“NHL”) and multiple myeloma (“MM”), respectively, and provided an update on the Company’s liquidity position.

As of the May 31, 2022 data cutoff, continued positive efficacy results, including high overall and complete response rates and duration of response, and an improved adverse event profile have been observed among evaluable CAR T relapsed subjects. This included six subjects who received PBCAR0191 Dose Level (“DL”) 31 with enhanced lymphodepletion (the “ASH Cohort”) and six subjects who received PBCAR0191 DL4b2 with decreasing lymphodepletion since January 2022 (the “New Cohort”). Results are as follows:

•

Efficacy across both the ASH and New Cohorts: Achieved 100% (11/11) overall response rate (“ORR”) and 73% (8/11) complete response rate (“CR”) among 11 evaluable subjects. Six subjects remain in ongoing response (up to 18+ months).

•	Duration of response in the ASH Cohort: 50% (3/6) of evaluable subjects had a response duration greater than six months.

[1]	ASH Cohort- Dose Level 3 with enhanced lymphodepletion = 3 × 10[6] cells/kg with fludarabine 30 mg/m2/day × 4 days + cyclophosphamide 1000 mg/m2/day × 3 days
[2]	New Cohort- Dose Level 4b with lower dose/modified lymphodepletion = 500 × 10[6] cells (flat dose) with fludarabine 30 mg/m2/day × 4 days + cyclophosphamide 750 mg/m2/day × 3 days

•	Efficacy in the New Cohort: Among subjects treated with DL4b and reduced intensity lymphodepletion, 100% CR was achieved among evaluable subjects (5/53).
•

Adverse events of special interest comparison between the ASH and New Cohorts: No Grade 3 or greater cytokine release syndrome (“CRS”) was observed in either dosing cohort. One Grade 3 immune effector cell-associated neurotoxicity syndrome (“ICANS”) was recorded in each cohort that rapidly resolved to Grade 1 within 24 to 48 hours. Two Grade 5 events associated with late occurring encephalopathy suspected to be related to fludarabine-associated neurotoxicity occurred in the New Cohort. There was no evidence of graft versus host disease in either cohort.

•

Hematologic recovery comparison between ASH and New Cohorts: Grade 3 or greater infections occurred less frequently in the New Cohort, with one out of six (17%) subjects compared to four out of six (67%) subjects in the ASH Cohort.

The Company plans to continue to enroll relapsed autologous CAR T subjects in its Phase 1/2a study of PBCAR0191 in the second half of this year. The Company expects to provide another update on the PBCAR0191 program toward year end.

The Company’s PBCAR19B and PBCAR269A allogeneic CAR T clinical programs also continue to progress. For PBCAR19B, the Company’s second generation, anti-CD19 targeting allogeneic CAR T candidate, a flat dose of 270 million cells following standard lymphodepletion (“sLD”)4 has been administered to three subjects with R/R diffuse large B-cell lymphoma (“DLBCL”). Prior to commencing DL2, and as a result of the promising data with PBCAR0191 leading to the expanded cohort (New Cohort), the Company opted to expedite the next round of manufacturing process optimization for PBCAR19B. This manufacturing optimization was implemented in the first quarter of 2022. New clinical trial material is expected to be released and dosing at the next cohort, DL2 (flat dose of 540 million cells), is expected to commence in the third quarter of 2022. The Company expects to provide an update on the PBCAR19B program around year end.

For PBCAR269A, the Company has continued to enroll subjects in its PBCAR269A Phase 1/2a study in combination with nirogacestat, a gamma secretase inhibitor (“GSI”) developed by SpringWorks Therapeutics, in pursuit of an allogeneic alternative to autologous CAR T therapies targeting B-cell maturation antigen (“BCMA”) for R/R MM.

The Company has completed DL2 (2.0 × 106 cells/kg) of PBCAR269A plus GSI and is initiating the next cohort at DL3 to further evaluate efficacy. To date, peak expansion rates observed at DL2 plus the GSI have been equivalent to DL4 (960 × 106 cells flat dose) monotherapy with no dose limiting toxicities observed. The Company expects to also provide an update on the PBCAR269A program around year end.

The Company’s balance of cash and cash equivalents was approximately $121 million as of May 31, 2022. The Company continues to expect that existing cash and cash equivalents, expected operational receipts, and available credit will be sufficient to fund its operating expenses and capital expenditure requirements into mid-2023.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the further development and potential of our CAR T cell therapy pipeline, the expected timing of clinical updates and the Company’s projected cash runway. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other

[3]

One subject non-evaluable at Day 28 assessment due to death from suspected fludarabine-associated neurotoxicity on Day 23. The subject had complete resolution of disease according to a CT scan on Day 21.

[4]	Standard Lymphodepletion = fludarabine 30 mg/m2/day × 3 days + cyclophosphamide 1000 mg/m2/day × 3 days important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”), which filings are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of the Company’s website at https://investor.precisionbiosciences.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K, and except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Precision BioSciences, Inc., dated June 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: June 8, 2022	By:	/s/ John Alexander Kelly
John Alexander Kelly
Chief Financial Officer